Exhibit 99.1

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) dated as of the 1st day of September, 2007 by and between CORNERSTONE BANK, a commercial bank formed under the laws of the State of North Carolina and having its principal place of business in Wilson County, North Carolina (hereinafter called the “Company”) and NORMAN B. OSBORN, a resident of Wilson County (hereinafter called the “Executive”).

RECITALS

WHEREAS, the Company currently employs Executive as the Company’s President and Chief Executive Officer pursuant to the terms of that certain Employment Agreement dated March 15, 2000 (the “2000 Agreement”); and

WHEREAS, the Company and Executive desire to amend the 2000 Agreement to bring it into compliance with Internal Revenue Code (“Code”) Section 409A, including regulations and guidance issued thereunder (“Section 409A”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1. Employment and Duties. The Company hereby continues to employ Executive as the Company’s President and Chief Executive Officer for the term of this Agreement, and the Executive hereby accepts such continued employment upon the terms and conditions hereinafter set forth. In accordance with said position, the Executive shall have such responsibilities, duties, and authority as are appropriate to his position and as may be assigned to him from time to time by the Board of Directors of the Company. The Executive shall perform, faithfully and diligently, his duties on behalf of the Company, as the Board may from time to time designate, and shall devote his full time and best efforts to the performance of his duties hereunder. The Executive shall conduct himself at all times in such a manner as to maintain the good reputation of the Company. The making of personal investments and engaging in business activities other than for the account of the Company shall not be prohibited hereunder; provided, that such activities do not compete with the Company, violate the provisions of any laws applicable to the Company or Executive or detract from the performance of the Executive’s duties hereunder.

2. Term.

(a) Initial Term. The initial term of this Agreement shall commence on September 1, 2007 and shall continue through March 15, 2010.

(b) Extended Terms. Beginning on March 15, 2008 and annually thereafter, the Board of Directors, or a duly authorized committee thereof, shall review the Executive’s performance to determine if such performance has been satisfactory in the judgment of the Board, and this Agreement shall automatically be extended for an additional one-year, unless the Board directs otherwise.

3. Salary, Benefits and Expenses. For all services rendered by the Executive under this Agreement, the Company shall pay the Executive compensation and fringe benefits as follows:

(a) Salary. The Company shall pay the Executive a salary at the rate of One Hundred Sixty-Five Thousand Dollars ($165,000) per year, payable in equal monthly installments, in arrears.

(b) Bonuses. In addition to the annual salary, the Executive may receive a bonus, the amount (if any) of which will be determined in the sole discretion of the Board of Directors of the Company. The purpose of the bonus will be to provide an incentive to the Executive and to make the total compensation to the Executive equal to the reasonable value of his services to the extent the Company is financially able to pay such compensation. Subject to the provisions of this Section 3(b), such bonus may be payable at such time or times as the Board of Directors may determine. In making its determination of the amount of the bonus, if any, to be paid, the Board of Directors will take into account: (i) the Executive’s qualifications and experience; (ii) the duties and responsibilities of the Executive; (iii) the services performed and the contributions of the Executive to the success of the Company; (iv) comparable compensation paid to others having similar executive responsibilities in the banking industry at financial institutions within the Company’s peer group; and, (v) such other factors as the Board of Directors shall deem to be relevant. It is understood and agreed that the Executive shall have no right or expectation to a bonus until one is declared by the Board of Directors of the Company and that such declaration shall be in the sole and absolute discretion of the Board of Directors. Payment of the bonus shall be in a lump sum on or before March 15 of the Executive’s first taxable year following the year in which the bonus is declared by the Board of Directors.

(c) Adjustments in Salary. The Company will annually review the Executive’s salary to determine adjustments, if any, which adjustments must be agreed to by the Executive and the Company’s Board of Directors.

(d) Stock Options. The Executive shall be entitled to participate in any stock option plans in which he is otherwise eligible to participate and the terms of such plans shall control the award of stock options to the Executive.

(e) Fringe Benefit Plans. The Executive shall be entitled to participate with other employees of the Company in all group fringe benefit plans or other group arrangements authorized and adopted from time to time unless the Executive shall elect in writing not to participate and subject to the Executive otherwise meeting the eligibility requirements of such plan or plans.

(f) Expenses. The Executive shall be entitled to receive reimbursement by the Company for all reasonable, out-of pocket expenses incurred by the Executive in connection with the performance of his services hereunder. The Executive’s right to reimbursement hereunder shall, however, be subject to such policies and procedures as may be established by the Company from time to time for its senior level employees which policies and procedures may include advance approval with respect to any particular expenditure.

(g) Automobile. The Company shall purchase an automobile titled in the Company’s name for use by the Executive in carrying out his duties for the Company, the insurance and maintenance expenses of which shall be paid by the Company. As additional compensation, the Executive may use such automobile for person purposes; provided, that the Executive renders an accounting of his business and personal use to the Company in accordance with the regulations promulgated under the Internal Revenue Code of 1986, as amended. Notwithstanding the foregoing, the Company may, at its option and in lieu of the foregoing, provide an automobile allowance to Executive by means of grossed-up salary including taxes.

(h) Life Insurance. During the term of this Agreement and subject to Executive’s being insurable at standard rates, the Company shall provide a term life insurance policy, or other policy agreed to by the parties, for the Executive in a minimum amount equal to three times the Executive’s then base annual salary, payable to the Executive’s designated beneficiary. Adjustments in life insurance benefits hereunder due to changes in the Executive’s base annual salary will be made by the Company at the next policy anniversary date, assuming the Executive continues to be insurable at standard rates.

(i) Club Fees. The Executive will pay his own dues for his membership in the Wilson Country Club. The Company will pay any assessments (grossed up to include taxes) incurred by the Executive arising from his membership in the Wilson Country Club.

(j) Vacation. The Executive shall be entitled to vacation, with pay, during each calendar year in accordance with the Company’s current policy for senior management officials, as established by the Board of Directors. Vacation days may not be carried over from one calendar year to the next.

(k) Sickness and Disability. The Executive’s absence from work of short duration due to sickness or disability shall not result in an adjustment of the Executive’s compensation or rights hereunder.

One of the benefits provided by the Company (which benefit will be continued during the term of this Agreement) is disability income insurance for the benefit of the Executive. The level and extent of coverage of the disability insurance plan will not be reduced below the level initially provided as long as practicable.

(l) Other Compensation and Benefits. Nothing herein shall be deemed to preclude the Company from awarding additional compensation or benefits to Executive during the term of this Agreement, upon approval of the Company’s Board of Directors, whether in the form of raises, bonuses, additional fringe benefits, or otherwise.

(m) Provision Relating to Reimbursements. Any of the expenses eligible for reimbursement under this section in any year shall not affect any expenses eligible for reimbursement or in-kind benefits to be provided in any other year. The Executive’s rights to reimbursement as provided under this section are not subject to liquidation or exchange for any other benefit.

4. Non-Disclosure of Information. The Executive recognizes and acknowledges that the Company’s trade secrets and proprietary processes as they may exist from time to time are valuable, special and unique assets of the Company’s business, access to and knowledge of which are essential to the performance of the Executive’s duties hereunder. The Executive will not, during or after the term of his employment with the Company, disclose such secrets or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall the Executive make use of any such secrets or processes for his own purposes or for the benefit of any person, firm, corporation, or other entity (except the Company) under any circumstances during or after the termination of his employment with the Company; provided, that after the termination of his employment with the Company these restrictions shall not apply to such secrets and processes which are then, or from time to time thereafter, in the public domain (provided that the Executive was not responsible, directly or indirectly, for permitting such secrets or processes to enter the public domain without the Company’s consent) or which are obtained from a third party which is not obligated under an agreement of confidentiality with the Company.

5. Covenant Not to Compete.

(a) Except as provided in (d) and (e) of this Section 5, for a period of two (2) years following the termination of the Executive’s employment with the Company, the Executive covenants and agrees that he will not, directly or indirectly, Compete with the Company.

(b) For the purposes of this Section 5, the following terms shall have the meanings set forth below:

(i) The term “Compete” shall mean:

(1) securing deposits for any Financial Institution from any Person residing in the Territory;

(2) assisting (other than through the performance of ministerial or clerical duties) any Financial Institution in making loans to any Person residing in the Territory; or

(3) inducing or attempting to induce any Person who was a Customer of the Company at the date of the Executive’s termination of employment to change such Customer’s depository and/or loan relationship from the Company to another Financial Institution.

(ii) The words “directly or indirectly” as they modify the word Compete shall mean:

(1) acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution in Competition (as defined in paragraph (a) above) with the Company in the Territory or

(2) communicating to such Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of the Company at the date of the Executive’s termination of employment.

(iii) The term “Customer” shall mean any Person with whom the Company had a depository and/or loan relationship at the date of the Executive’s termination of employment.

(iv) The term “Financial Institution” shall mean any federally insured depository institution or any Person engaged in the business of making loans of any type, soliciting deposits, or providing any other service or product that is provided by the Company or one of its affiliated corporations.

(v) The term “Person” shall mean any individual or individuals, corporation, partnership, fiduciary or association.

(vi) The term “Territory” shall mean: (i) that area consisting of Wilson County, North Carolina as such area is constituted as of the date of this Agreement; and (ii) that area which is within a fifteen (15) mile radius of any “full-service” banking office of the Company at the date of the Executive’s termination of employment.

(c) In the event that any provision of this Section or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner as to make the provisions hereof, as modified, legal and enforceable to the fullest extent permitted under applicable law.

(d) This Section 5 shall not apply if the Agreement expires pursuant to Section 2.

(e) In the event of a termination pursuant to Section 7(c) or (e) [except a termination described in Section 9(d)], this Section 5 shall apply only to such periods during which the Executive is receiving benefits under Section 8 or Sections 9(b) or 9(c); if the Executive elects to waive all or any portion of such benefits under Sections 8, 9(b) or 9(c) and all remaining benefits thereunder, then this Section shall not apply to such remaining periods when he is not receiving any such benefits.

6. Injunctive Relief. If there is a breach or threatened breach of the provisions of Sections 4 or 5 of this Agreement, the Company shall be entitled to an injunction restraining the Executive from such breach pending final adjudication pursuant to Section 13 of this Agreement and to such injunctive relief as is appropriate to enforce such final adjudication. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

7. Termination. This Agreement shall be deemed to be terminated and the employment relationship between the Executive and the Company shall be deemed severed upon the occurrence of any of the events listed in this Section. Provided, however, that in order for a “termination” or “severance” to trigger the right to any payment under this Agreement, the termination or severance must constitute a “separation from service” as defined by Section 409A.

(a) Upon the death of the Executive. In such event, the Company shall pay to the Executive’s estate the compensation which would otherwise be payable to the Executive up to the end of the month in which his death occurs.

(b) The Company may terminate the Executive’s employment for Cause. For the purposes hereof, the Company shall have “Cause” to terminate the Executive’s employment upon the occurrence of any of the following:

(i) Upon a determination that the Executive has breached or failed to perform, in any material respect, any of his duties of employment or the terms of this Agreement. The Executive may cure such breach, if curable, within a period of ten (10) business days after the Company has given written notice of such breach to the Executive unless the Company has given written notice to the Executive on a previous occasion of the same or a substantially similar breach;

(ii) The violation by the Executive, due to the Executive’s gross negligence or intentional disregard, of the rules and regulations governing the Company promulgated by the Federal Deposit Insurance Corporation or the North Carolina State Banking Commission which violation results in any substantial damage to the Company or its reputation;

(iii) The suspension of the Executive from office or temporary prohibition from participating in the conduct of the affairs of the Company pursuant to the direction of the North Carolina State Banking Commission or the Federal Deposit Insurance Corporation;

(iv) Upon the conviction of the Executive of a felony; or

(v) The Executive’s engaging in willful misconduct (including chronic substance abuse materially affecting the performance of his duties) or conduct which is materially detrimental to the business prospects of the Company or which has had or is likely to have a materially adverse effect on the Company’s business or reputation.

(c) The Company may terminate the Executive’s employment without Cause.

(d) Upon the permanent disability of the Executive as defined in the disability income insurance policy provided for the Executive by the Company.

(e) Upon the Executive’s election to terminate his employment in connection with or within two years following a Change In Control as set forth in Section 9 of this Agreement.

(f) Upon the expiration of the term of this Agreement in Section 2 hereof.

Except as otherwise provided in Sections 8 and 9, upon the termination of this Agreement as hereinabove set forth, all rights and obligations of the parties will cease without further liability effective as of the date of termination; provided, however, that this Agreement shall continue to be binding and effective as to any prior obligation still owed by either party and as to the post-termination obligations set forth herein including, without limitation, the obligations of Executive under Sections 4 and 5 hereof and the obligation of the Company under Sections 8 and 9 hereof.

8. Benefits Upon Termination Without Cause. Except as provided in Section 9, if the Company terminates Executive without Cause, the Employer will continue to provide the following benefits:

(a) a lump sum payment equal to (1) the Executive’s Salary through the date of termination to the extent not theretofore paid, and (2) any accrued vacation and sick leave pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the “Accrued Obligations”) payable within 30 days following termination; and

(b) reimbursement on a monthly basis for the amount paid by the Executive for continued health insurance coverage for himself and his dependents under COBRA, if the Executive elects such coverage; and

(c) the Executive’s monthly salary, payable on each regular payday through the term of this Agreement (or the term as extended in accordance with Section 2(b)) as if the termination had not occurred (the “Remaining Employment Period”); and

(d) annually, through the Remaining Employment Period, on the date bonuses are regularly paid to other executives, an amount equal to the Executive’s aggregate cash bonus for the last completed fiscal year prior to termination (if any).

9. Change in Control. In the event that during the term of this Agreement a Change in Control shall occur with respect to the Company, the term of this Agreement shall be automatically extended to be equal to a four (4) year period commencing on the day immediately prior to the date that the Change in Control occurs (the “CIC Extended Term”).

(a) Termination Benefits Related to Change in Control. If the Executive separates from service for any reason other than Cause within two (2) years following a Change in Control, the Executive shall be entitled to the following severance benefits:

(i) the Accrued Obligations, payable within 30 days of such termination; and

(ii) reimbursement on a monthly basis for the amount paid by the Executive for continued health insurance coverage for himself and his dependents under COBRA, if the Executive elects such coverage; and

(iii) the amount equal to the product of (1) the number of days that would have remained in the CIC Extended Term from and after the date of termination had the termination not occurred, and (2) Executive’s Salary, divided by 365; and

(iv) the amount equal to the product of (1) the number of days between the end of the previous fiscal year and the end of the CIC Extended Term and (2) Executive’s aggregate cash bonus for the last completed fiscal year (if any), divided by 365.

The sum of (iii) and (iv) shall be the “CIC Payment” and shall be paid in accordance with the applicable subsection of this Section 9.

(b) Payment of Benefit in Connection With or Within One Year Following a Change In Control. If, in connection with or within one year following a Change in Control, the Company terminates the Executive’s employment for any reason other than Cause or the Executive terminates his employment with Good Reason, the Company will within 30 days of such termination, subject to Sections 19 and 20, pay to the Executive in a lump sum:

(i) the Accrued Obligations;

(ii) so much of the CIC Payment as is eligible under Section 409A for treatment as Involuntary Separation Pay; and

(iii) the balance of the CIC Payment [reduced by the amount of Involuntary Separation Pay paid pursuant to (ii)].

(c) Payment of Benefit in the Second Year Following a Change in Control. If, during the second year following a Change in Control, the Company terminates the Executive’s employment for any reason other than Cause or the Executive terminates his employment with Good Reason, the Company will, within 30 days of such termination, subject to Sections 19 and 20, pay to the Executive in a lump sum:

(i) the Accrued Obligations;

(ii) so much of the CIC Payment as is eligible under Section 409A for treatment as Involuntary Separation Pay; and

(iii) the balance of the CIC Payment [reduced by the amount of Involuntary Separation Pay paid pursuant to (ii)].

(d) Payment of Benefit in Connection With or Within Two Years Following Change in Control Upon Termination by Executive Other than for Good Reason. If the Executive elects to terminate his employment for any reason other than for Good Reason in connection with or within 2 years following a Change in Control, the Company will pay to the Executive in a lump sum the Accrued Obligations within 30 days following such termination and the CIC Payment on the 367th day following such termination.

(e) Good Reason. For purposes of this Agreement, “Good Reason” shall mean: (i) a material diminution in the Executive’s authority, duties, or responsibilities; (ii) a material change in the geographic location at which the Executive must perform the services; and (iii) any other action or inaction that constitutes a material breach by the Employer of this Agreement. Provided, that the Executive must provide notice to the Employer of the condition the Executive contends is Good Reason within 30 days of the initial existence of the condition, and the Employer must have a period of at least 30 days to remedy the condition. If the condition is not remedied, the Executive must provide a written Notice of Termination within 30 days of the end of the Employer’s remedy period.

(f)  Change in Control. For the purposes of this Agreement, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events: (i) a Change of Ownership; (ii) a Change in Effective Control; or (iii) a Change of Asset Ownership; in each case, as defined herein and as further defined and interpreted in Section 409A.

(i) For purposes of this Section 9, “Change of Ownership” shall mean the date one person (or group) acquires ownership of stock of the Company that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, provided that such person (or group) did not previously own 50% or more of the value or voting power of the stock of the Company.

(ii) For purposes of this Section 9, “Change in Effective Control” shall mean the date either (A) one person (or group) acquires (or has acquired during the proceeding 12 months) ownership of stock of the Company possessing 30% or more of the total voting power of the Company’s stock or (B) a majority of the Company’s board of directors is replaced during any 12 month period by directors whose election is not endorsed by a majority of the members of the Company’s board of directors prior to such election.

(iii) For purposes of this Section 9, “Change of Asset Ownership” shall mean the date one person (or group) acquires (or has acquired during the preceding 12 months) assets from the Company that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all the Company’s assets immediately prior to such acquisition.

It is understood and agreed that neither the Company nor any successor entity shall be required to pay any sums under this Section 9 if such payment would be in violation of the provisions of section 18(k) of the Federal Deposit Insurance Act or the rules and regulations now or hereafter promulgated by the Federal Deposit Insurance Corporation.

10. Payment Related to Excess Parachute Payment. Notwithstanding any provision in this Agreement to the contrary, if it is determined that any or the aggregate of all payments, distributions, accelerations of vesting, awards and provisions of benefits by the Company to or for the benefit of the Executive (whether paid or payable, distributed or distributable, accelerated, awarded or provided pursuant to the terms of this Agreement and/or any other agreement or arrangement between the Company and the Executive) (a “Payment”) would constitute an “excess parachute payment” within the meaning of Section 280G of the Code and subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then prior to the making of any Payment to the Executive, a calculation shall be made of the amount of the Excise Tax and an additional cash payment (the “Additional Payment”) shall be promptly made as follows. The Additional Payment shall be the sum of (i) the Excise Tax and (ii) the total of any Excise Tax, income tax and any other tax payable by the Executive on the amounts specified in item (i) and (ii); provided, however, that no Additional Payment need be made on the last $1,000 of Excise Tax, income and other tax payable by the Executive on the amounts specified in items (i) and (ii). In addition, if it shall be determined at any time by reference to Internal Revenue Service (“IRS”) regulations or rulings, as a consequence of audits or assessments of Executive by the IRS (or in settlement thereof), by reference to the terms of the final judgment of a court or other judicial body of competent jurisdiction or as a result of other similar events requiring the Executive to pay an Excise Tax, income tax or other tax on the amounts specified in this Section, that an Additional Payment was less than the sums specified in items (i) and (ii)), the Company promptly shall make a further cash payment to the Executive in the sum of (x) such deficit and (y) any Excise Tax, income tax and any other tax on such further cash payment. Any payments required by this Section shall be made no later than the end of the Executive’s tax year following the Executive’s tax year in which Executive remits the related taxes.

11.  Payment Upon Death of Executive. If the Executive dies after becoming entitled to any payment(s) under this Agreement, all such payments shall be made to the Executive’s beneficiary, if any, designated by Executive in a writing delivered to the Company. In the absence of such beneficiary designation, all such payments shall be made to the duly qualified executor or administrator of the Executive’s estate. Said payment(s) shall be made or shall begin on the first day of the second month following the death of the Executive.

12. Additional Regulatory Requirements. Notwithstanding anything contained in this Agreement to the contrary, it is understood and agreed that the Bank (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:

(a) The Bank is declared by any regulatory authority to be insolvent, in default or operating in an unsafe or unsound manner; or,

(b) In the opinion of counsel to the Bank such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to the Bank, including without limitation the Federal Deposit Insurance Act as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any regulatory authority, or (iii) otherwise would be prohibited by any regulatory authority.

13. Arbitration. In the event of a controversy between or among the Executive and the Company that they are in good faith unable to resolve with respect to any matter arising out of this Agreement, such matter shall be settled by arbitration in Wilson County, North Carolina in accordance with the commercial rules then existing of the American Arbitration Association. The decision of the arbitrator or arbitrators shall be final and conclusive and there shall be no appeal from the decision other than for those grounds set forth in applicable North Carolina law regarding arbitration. Judgment upon such decision may be entered in any court of competent jurisdiction, or application may be made to such court for confirmation of such decision, for judicial acceptance thereof, for an order of enforcement or for any other legal remedies which may be necessary to effectuate the decision. The expense of the arbitrators and arbitration filing fees shall be shared equally by the Company and the Executive, but otherwise each party shall bear its own arbitration costs and expenses, including, without limitation, its own cost of preparation, attorneys fees and expert witnesses.

14. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail, return receipt requested, first class postage pre-paid, addressed as follows:

If to the Executive:

Norman B. Osborn
1504 Canal Drive
Wilson, North Carolina 27893

If to the Company:

Cornerstone Bank
PO Box 8189
Wilson, North Carolina 27893
ATTN: Chairman of the Board

If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, three (3) calendar days after the date on which such notice, request, instruction or document is mailed shall be the date of delivery.

Any party hereto may change the address specified for notices herein by designating a new address by notice given in accordance with the procedures hereinabove set forth.

15. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

16. North Carolina Law to Govern. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of North Carolina.

17. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors of the Company.

18. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification, extension or discharge is sought. Provided, however, that no waiver, modification, extension or discharge shall be effective unless it complies with the requirements of Section 409A to the extent that Section 409A applies to such matters.

19. Certain Payments Delayed for a Specified Employee. If the Executive is a “specified employee” as defined in Section 409A, then any payment(s) under this Agreement on account of a “separation from service” as defined in Section 409A shall be made and/or shall begin on the first day of the seventh month following the date of the Executive’s separation from service to the extent such payments are not exempt from Section 409A, and the six month delay in payment is required by Section 409A.

20. Compliance with Section 409A. The Bank and Executive agree that this Agreement shall be administered in accordance with Section 409A. Executive acknowledges that the Bank has not made any representation or warranty regarding the treatment of this Agreement or the benefits payable under this Agreement under federal, state or local income tax laws, including Section 409A.

21. Renegotiation, Acceleration, or Additional Deferral of Benefits. The benefits provided under this Agreement shall not be subject to change, renegotiation, acceleration, or deferral beyond the payment times set forth herein (the “Changes”) except to the extent that the Changes comply with Section 409A at the time the parties agree to the Changes.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

COMPANY:

CORNERSTONE BANK

BY:	________________________________________
____________________,
Chairman of the Board

ATTEST:

________________________________
______________ Secretary

(Corporate Seal)

EXECUTIVE:

__________________________________________
Norman B. Osborn